Exhibit 10.23

Restricted Stock Unit Agreement

This Restricted Stock Unit Agreement (this "Agreement") is made and entered into as of [DATE], 202[●] (the "Grant Date") by and between Capstone Green Energy Holdings, Inc., a Delaware corporation (the "Company") and [GRANTEE NAME] (the "Grantee").

WHEREAS, the Company has adopted the Capstone Green Energy Holdings, Inc. 2023 Equity Incentive Plan (the "Plan") pursuant to which awards of Restricted Stock Units may be granted; and

WHEREAS, the Committee has determined that it is in the best interests of the Company and its shareholders to grant the award of Restricted Stock Units provided for herein.

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1.Grant of Restricted Stock Units.
1.1Pursuant to Section 8 of the Plan, the Company hereby issues to the Grantee on the Grant Date an Award consisting of, in the aggregate, [NUMBER] Restricted Stock Units (the "Restricted Stock Units"). Each Restricted Stock Unit represents the right to receive one share of Common Stock, subject to the terms and conditions set forth in this Agreement and the Plan. Capitalized terms that are used but not defined herein have the meaning ascribed to them in the Plan.
1.2The Restricted Stock Units shall be credited to a separate account maintained for the Grantee on the books and records of the Company (the "Account"). All amounts credited to the Account shall continue for all purposes to be part of the general assets of the Company.
2.Consideration. The grant of the Restricted Stock Units is made in consideration of the services to be rendered by the Grantee to the Company.
3.Vesting.
3.1Except as otherwise provided herein, provided that the Grantee remains in Continuous Service through the applicable vesting date, the Restricted Stock Units shall vest ratably over a three (3) year period, with one-third (1/3) of the Restricted Stock Units vesting on each of the first, second and third anniversary of the Grant Date (the period during which the Restricted Stock Units have not yet vested, the "Restricted Period"). Once vested, the Restricted Stock Units become "Vested Units."
3.2The foregoing vesting schedule notwithstanding, if the Grantee's Continuous Service terminates as a result of (a) the Grantee's death or Disability, (b) a termination by the Company or an Affiliate without Cause, or (c) a termination by the Grantee for Good Reason (as defined in the Amended and Restated Change in Control Agreement between the Company or an Affiliate and the Grantee) at any time before all Restricted Stock Units have vested, all unvested Restricted Stock Units shall vest as of the date of such termination. If the Grantee's

Continuous Service terminates for any other reason at any time before all Restricted Stock Units have vested, all unvested Restricted Stock Units shall be automatically forfeited upon such termination and neither the Company nor any Affiliate shall have any further obligations to the Grantee under this Agreement.
3.3The foregoing vesting schedule notwithstanding, upon the occurrence of a Change in Control at any time before all Restricted Stock Units have vested, all unvested Restricted Stock Units shall vest in accordance with the Amended and Restated Change in Control Agreement between the Company or an Affiliate and the Grantee.
4.Restrictions. Subject to any exceptions set forth in this Agreement or the Plan, during the Restricted Period and until such time as the Restricted Stock Units are settled in accordance with Section 6, the Restricted Stock Units or the rights relating thereto may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Grantee. Any attempt to assign, alienate, pledge, attach, sell or otherwise transfer or encumber the Restricted Stock Units or the rights relating thereto shall be wholly ineffective and, if any such attempt is made, the Restricted Stock Units will be forfeited by the Grantee and all of the Grantee's rights to the Restricted Stock Units shall immediately terminate without any payment or consideration by the Company.
5.Rights as Shareholder; Dividend Equivalents.
5.1The Grantee shall not have any rights of a shareholder with respect to the shares of Common Stock underlying the Restricted Stock Units unless and until the Restricted Stock Units vest and are settled by the issuance of such shares of Common Stock.
5.2Upon and following the settlement of the Restricted Stock Units, the Grantee shall be the record owner of the shares of Common Stock underlying the Restricted Stock Units unless and until such shares are sold or otherwise disposed of, and as record owner shall be entitled to all rights of a shareholder of the Company (including voting rights).
5.3If, prior to the settlement date, the Company declares a cash or stock dividend on the shares of Common Stock, then, on the payment date of the dividend, the Grantee's Account shall be credited with Dividend Equivalents in an amount equal to the dividends that would have been paid to the Grantee if one share of Common Stock had been issued on the Grant Date for each Restricted Stock Unit granted to the Grantee as set forth in this Agreement.
5.4Dividend Equivalents shall be withheld by the Company for the Grantee's Account and interest may be credited on the Dividend Equivalents withheld at a rate and subject to such terms as determined by the Committee. Dividend Equivalents shall be subject to the same vesting and forfeiture restrictions as the Restricted Stock Units to which they are attributable and shall be paid on the same date that the Restricted Stock Units to which they are attributable are settled in accordance with Section 6 hereof. Dividend Equivalents credited to a Grantee's Account shall be distributed in cash or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of the Dividend Equivalents and interest, if any.

6.Settlement of Restricted Stock Units.
6.1Subject to Section 9 hereof, promptly following the applicable vesting date, and in any event no later than two and one-half (2 1/2) months following the end of the Company’s fiscal year in which such vesting date occurs, the Company shall (a) issue and deliver to the Grantee the number of shares of Common Stock equal to the number of Vested Units and cash equal to any Dividend Equivalents credited with respect to such Vested Units and the interest thereon or, at the discretion of the Committee, shares of Common Stock having a Fair Market Value equal to such Dividend Equivalents and the interest thereon; and (b) enter the Grantee's name on the books of the Company as the shareholder of record with respect to the shares of Common Stock delivered to the Grantee.
6.2Notwithstanding Section 6.1, in accordance with Section 17.5 of the Plan, the Committee may, but is not required to, prescribe rules pursuant to which the Grantee may elect to defer settlement of the Restricted Stock Units. Any deferral election must be made in compliance with such rules and procedures as the Committee deems advisable.

If the Grantee is deemed a "specified employee" within the meaning of Section 409A of the Code, as determined by the Committee, at a time when the Grantee becomes eligible for settlement of the Restricted Stock Units upon the Grantee's "separation from service" within the meaning of Section 409A of the Code, then to the extent necessary to prevent any accelerated or additional tax under Section 409A of the Code, such settlement will be delayed until the earlier of: (a) the date that is six (6) months following the Grantee's separation from service and (b) the Grantee's death.

6.3To the extent that the Grantee does not vest in any Restricted Stock Units, all interest in such Restricted Stock Units and any related Dividend Equivalents shall be forfeited. The Grantee has no right or interest in any Restricted Stock Units that are forfeited.
7.No Right to Continued Service. Neither the Plan nor this Agreement shall confer upon the Grantee any right to be retained in any position, as an Employee, Consultant or Director of the Company. Further, nothing in the Plan or this Agreement shall be construed to limit the discretion of the Company to terminate the Grantee's Continuous Service at any time, with or without Cause.
8.Adjustments. If any change is made to the outstanding Common Stock or the capital structure of the Company, if required, the Restricted Stock Units shall be adjusted or terminated in any manner as contemplated by Section 14 of the Plan.
9.Tax Liability and Withholding.
9.1The Grantee shall be required to pay to the Company, and the Company shall have the right to deduct from any compensation paid to the Grantee pursuant to the Plan, the amount of any required withholding taxes in respect of the Restricted Stock Units and to take all such other action as the Committee deems necessary to satisfy all obligations for the payment of such withholding taxes. The Committee may permit the Grantee to satisfy any federal, state or local tax withholding obligation by any of the following means, or by a combination of such means:

(a)tendering a cash payment;
(b)authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable or deliverable to the Grantee as a result of the vesting of the Restricted Stock Units; provided, however, that no shares of Common Stock shall be withheld with a value exceeding the maximum amount of tax required to be withheld by law; and/or
(c)delivering to the Company previously owned and unencumbered shares of Common Stock.
9.2Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding ("Tax-Related Items"), the ultimate liability for all Tax-Related Items is and remains the Grantee's responsibility and the Company (a) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant, vesting or settlement of the Restricted Stock Units or the subsequent sale of any shares of Common Stock; and (b) does not commit to structure the Restricted Stock Units to reduce or eliminate the Grantee's liability for Tax-Related Items.
10.Compliance with Law. The issuance and transfer of shares of Common Stock shall be subject to compliance by the Company and the Grantee with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company's shares of Common Stock may be listed. No shares of Common Stock shall be issued or transferred unless and until any then applicable requirements of state and federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel.
11.Notices. Any notice required to be delivered to the Company under this Agreement shall be in writing and addressed to the Chair of the Board of Directors of the Company at the Company's principal corporate offices. Any notice required to be delivered to the Grantee under this Agreement shall be in writing and addressed to the Grantee at the Grantee's address as shown in the records of the Company. Either party may designate another address in writing (or by such other method approved by the Company) from time to time.
12.Governing Law. This Agreement will be construed and interpreted in accordance with the laws of the State of Delaware without regard to conflict of law principles.
13.Clawback. In accordance with Section 17.2 of the Plan, by accepting the Restricted Stock Units, the Grantee acknowledges that the Grantee is fully bound by, and subject to all of the terms and conditions of, the Clawback Policy, and the Grantee agrees to abide by the terms of the Clawback Policy. To the extent that the Committee determines that all or any portion of the Restricted Stock Units or the shares of Common Stock issued on settlement thereof (or the value of those shares) must be cancelled, forfeited, repaid, or otherwise recovered by the Company, the Grantee shall promptly take whatever action is necessary to effectuate such cancellation, forfeiture, repayment, or recovery. No recovery of all or a portion of the Restricted Stock Units under the Clawback Policy will be an event giving rise to a right to resign for Good Reason under any agreement with the Company. In the event of any conflict between the terms of the Clawback Policy and the terms of the Plan or this Agreement, the terms of the Clawback Policy shall govern.
14.Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Grantee or the Company to the Committee for review. The resolution of such dispute by the Committee shall be final and binding on the Grantee and the Company.
15.Restricted Stock Units Subject to Plan. This Agreement is subject to the Plan as adopted by the Board of Directors of the Company on December 7, 2023. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.
16.Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Grantee and the Grantee's beneficiaries, executors, administrators and the person(s) to whom the Restricted Stock Units may be transferred by will or the laws of descent or distribution.
17.Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.
18.Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled or terminated by the Company at any time, in its discretion. The grant of the Restricted Stock Units in this Agreement does not create any contractual right or other right to receive any Restricted Stock Units or other Awards in the future. Future Awards, if any, will be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Grantee's employment with the Company.
19.Amendment. The Committee has the right to amend, alter, suspend, discontinue or cancel the Restricted Stock Units, prospectively or retroactively; provided that no such amendment shall adversely affect the Grantee's material rights under this Agreement without the Grantee's consent.
20.Section 409A. This Agreement is intended to comply with Section 409A of the Code or an exemption thereunder and shall be construed and interpreted in a manner that is consistent with the requirements for avoiding additional taxes or penalties under Section 409A of the Code. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A of the Code and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Grantee on account of non-compliance with Section 409A of the Code.
21.No Impact on Other Benefits. The value of the Grantee's Restricted Stock Units is not part of the Grantee's normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit.

22.Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.
23.Acceptance. The Grantee hereby acknowledges receipt of a copy of the Plan and this Agreement. The Grantee has read and understands the terms and provisions thereof, and accepts the Restricted Stock Units subject to all of the terms and conditions of the Plan and this Agreement. The Grantee acknowledges that there may be adverse tax consequences upon the vesting or settlement of the Restricted Stock Units or disposition of the underlying shares of Common Stock and that the Grantee has been advised to consult a tax advisor prior to such vesting, settlement or disposition.
24.Representations of the Grantee. The Grantee, by the acceptance hereof, represents that the Grantee is acquiring the Restricted Stock Units, and upon the settlement of the Restricted Stock Units will acquire the shares of Common Stock underlying the Restricted Stock Units, for the Grantee's own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act and that the Grantee understands and acknowledges that the Restricted Stock Units constitute, and upon the settlement of the Restricted Stock Units the shares of Common Stock underlying the Restricted Stock Units will constitute, "restricted securities" under federal securities laws inasmuch as they are being acquired in a transaction not involving a public offering. The Grantee further represents, by acceptance hereof, that, as of the date hereof, the Grantee is an "accredited investor" as such term is defined in Rule 501(a)(3) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act and has such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Restricted Stock Units and the shares of Common Stock underlying the Restricted Stock Units.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

CAPSTONE GREEN ENERGY HOLDINGS, INC.
By: _____________________ Name: Title:
GRANTEE
By: _____________________ Name: